As filed with the Securities and Exchange Commission on October 14, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

COTERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3072771 (I.R.S. Employer Identification Number)
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis B. Barron
Senior Vice President — General Counsel
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Ted W. Paris
Clinton W. Rancher
Eileen S. Boyce
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.10 per share	2,000,000	21.36	42,720,000.00	3,960.14

(1)
Estimated based on (a) the total number of shares of Common Stock issuable upon conversion of the 28,165 outstanding shares of 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“Cimarex Preferred Stock”), of Cimarex Energy Co. (“Cimarex”), at the current conversion rate of 34.10078 shares of Common Stock per share of Preferred Stock plus (b) an estimate of 1,039,552 additional shares of Common Stock that could become issuable upon conversion of the outstanding shares of Cimarex Preferred Stock due to possible future adjustments to such conversion rate as a result of future dividends on the Common Stock during the period in which this registration statement is expected to remain effective. Pursuant to Rule 416 under the Securities Act, the number of shares of Common Stock registered also includes an indeterminate number of shares of Common Stock that may be issued from time upon conversion of the Cimarex Preferred Stock in connection with stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of Common Stock of $21.36 per share as of October 12, 2021 as reported on the New York Stock Exchange, pursuant to Rule 457(c) under the Securities Act.

EXPLANATORY NOTE
Coterra Energy Inc. ( “Coterra”) (formerly known as Cabot Oil & Gas Corporation) has filed this Registration Statement on Form S-3 to register the issuance of up to 2,000,000 shares of Coterra’s common stock, par value $0.10 per share (“Common Stock”), upon the conversion of shares of 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“Cimarex Preferred Stock”), of Cimarex Energy Co. (“Cimarex”). Coterra originally registered the issuance of shares of Common Stock upon conversion of shares of Cimarex Preferred Stock under a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 30, 2021, as amended on August 13, 2021.
On October 1, 2021, Coterra and Cimarex consummated a transaction whereby Double C Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Coterra, merged with and into Cimarex (the “Merger”), as contemplated by, and in accordance with, the Agreement and Plan of Merger, dated as of May 23, 2021, as amended on June 29, 2021, by and among Coterra, Merger Sub and Cimarex. As a result of the Merger, Cimarex became a subsidiary of Coterra, the Cimarex Preferred Stock remained outstanding, and the Cimarex Preferred Stock became convertible into a combination of shares of Common Stock and cash.
As of the effective time of the Merger, each holder of Cimarex Preferred Stock had the right to convert each share of Cimarex Preferred Stock into cash consideration of $471.3975 and 34.10078 shares of fully paid and nonassessable shares of Coterra Common Stock, subject to adjustment upon the occurrence of certain events, including the payment of future cash dividends to holders of Common Stock, as provided in the Certificate of Designations relating to the Cimarex Preferred Stock.

Prospectus
COTERRA ENERGY INC.
2,000,000 Shares of Common Stock Issuable Upon Conversion of
8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co.
This prospectus relates to the issuance of up to 2,000,000 shares of our Common Stock, par value $0.10 per share (“Common Stock”), issuable upon conversion of shares of 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“Cimarex Preferred Stock”), of Cimarex Energy Co. (“Cimarex”). We will not receive any proceeds upon the issuance of the Common Stock upon conversion of shares of Cimarex Preferred Stock. You should read this prospectus carefully before making a decision with respect to the conversion of Cimarex Preferred Stock.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “CTRA.”
You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 13, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may issue the Common Stock in one or more transactions upon conversions of the Cimarex Preferred Stock. This prospectus provides you with a general description of the Common Stock. Please carefully read this prospectus in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus constitutes an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

i

ABOUT COTERRA ENERGY INC.
We are a premier, diversified energy company engaged in the development, exploitation, exploration and production of oil and gas properties exclusively onshore in the United States. Our assets are concentrated in the Marcellus Shale, Permian Basin and Mid-Continent Region. Our Common Stock is listed on the NYSE under the symbol “CTRA.” Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.
SUMMARY
Issuer	Coterra Energy Inc. (“Coterra,” “we” or “us”)
Shares issued	Up to 2,000,000 shares of Common Stock, par value $0.10 per share, plus additional shares that may be issued in connection with stock splits, stock dividends, anti-dilution provisions or similar transactions.
Use of proceeds	We will not receive any proceeds from the issuance of our Common Stock covered by this prospectus.
New York Stock Exchange Symbol	“CTRA”
RISK FACTORS
Investing in our Common Stock involves risk. Before you make a decision with respect to our Common Stock, you should read and carefully consider the risks and uncertainties discussed under “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any documents that are incorporated by reference herein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus, or incorporated by reference in this prospectus, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding future financial and operating performance and results, strategic pursuits, the impact of the merger transaction with Cimarex on Coterra, and goals, market prices, future hedging and risk management activities. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “may,” “should,” “could,” “will” and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continuing effects of the COVID-19 pandemic and the impact thereof on our business, financial condition and results of operations, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations (OPEC+), market factors, market prices (including geographic basis differentials) of natural gas, results of future drilling and marketing activity, future production and costs, legislative and regulatory initiatives, the integration of the Cimarex business with the Coterra business, electronic, cyber or physical security breaches and other factors detailed herein and in our other SEC filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements that speak only as of the date hereof.

USE OF PROCEEDS
The shares of Common Stock to be issued pursuant to this registration statement are being issued upon conversion of shares of Cimarex Preferred Stock. We will not receive any proceeds from the issuance of such shares.
DESCRIPTION OF CAPITAL STOCK
At October 13, 2021, our authorized capital consisted of:
•
1,800,000,000 shares of Common Stock, par value $0.10 per share, of which approximately 812,000,000 were outstanding, and

•
5,000,000 shares of Preferred Stock, par value $0.10 per share, issuable in series, of which no shares were issued and outstanding.

Common Stock
Holders of Common Stock may receive dividends if and when declared by our board of directors. The payment of dividends on our Common Stock may be limited by obligations to holders of any preferred stock and covenants contained in debt agreements.
Holders of Common Stock are entitled to one vote per share on matters submitted to them. Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.
Our Common Stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.
If we liquidate or dissolve our business, the holders of Common Stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.
All issued and outstanding shares of Common Stock are fully paid and nonassessable. Any shares of Common Stock we offer under this prospectus will be fully paid and nonassessable.
Our Common Stock is listed on the NYSE and trades under the symbol “CTRA.”
Preferred Stock
Our board of directors is allowed, without action by stockholders, to issue one or more series of preferred stock. Our board of directors can also determine the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of a series of the preferred stock.
Delaware Anti-Takeover Statute
As a Delaware corporation, we are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:
•
before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•
upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•
after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.
Limitation on Directors’ Liability
Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability:
•
for any breach of their duty of loyalty to the company or our stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
for any transaction from which the director derived an improper personal benefit.

This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION
We are registering the issuance of up to 2,000,000 shares of our Common Stock issuable upon conversion of the shares of Cimarex Preferred Stock, plus an indeterminate number of shares of our Common Stock that may be issued from time to time upon conversion of shares of Cimarex Preferred Stock in connection with stock splits, stock dividends, anti-dilution provisions or similar transactions. The shares of our Common Stock covered by this prospectus will be issued from time to time to holders of Cimarex Preferred Stock who convert their shares of Cimarex Preferred Stock into a combination of cash consideration and shares of our Common Stock in accordance with the Certificate of Designations relating to the Cimarex Preferred Stock. The holders of the Cimarex Preferred Stock will act independently of us in making decisions with respect to the timing of any such conversion. We will bear all fees and expenses incident to the registration of the Common Stock issued in connection with any such conversion.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link. This prospectus is part of a registration statement we have filed with the SEC relating to our Common Stock.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our Common Stock.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) until the termination of the issuances under this prospectus. The documents we incorporate by reference include:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021;

•
our Current Reports on Form 8-K filed with the SEC on April 30, 2021, May 24, 2021, June 17, 2021, September 8, 2021, September 17, 2021, September 29, 2021, October 1, 2021 and October 7, 2021;

•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 24, 1990, as amended by our Current Reports on Form 8-K filed on January 22, 2010, March 12, 2015, July 29, 2016, May 24, 2021 June 17, 2021 and October 1,2021, and any other amendment or report filed for the purpose of updating such description;

•
the Audited Consolidated Balance Sheets of Cimarex as of December 31, 2020 and 2019, the related Audited Consolidated Statements of Operations and Comprehensive Income (Loss), Stockholders Equity, and Cash Flows for each of the years ended December 31, 2020, 2019 and 2018, and the notes related thereto, contained in Cimarex’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021;

•
the Unaudited Condensed Consolidated Balance Sheets of Cimarex as of June 30, 2021 and December 30, 2020, the related Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2021 and 2020, the Unaudited condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2021 and 2020, and the Unaudited

Condensed Consolidated Statements of Stockholders’ Equity for the three and six months ended June 30, 2021 and 2020, and the notes related thereto, contained in Cimarex’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 6, 2021; and
•
the disclosure under the headings “Risk Factors — Risks Related to the Combined Business Following Completion of the Merger” and “Unaudited Pro Forma Combined Financial Statements” contained in our Registration Statement on Form S-4 filed on June 30, 2021, as amended on August 13, 2021.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities have been issued or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents (other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K).
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Attention: Investor Relations
Telephone: (281) 589-4600
LEGAL MATTERS
The validity of the shares of Common Stock issued hereby have been passed upon for us by Baker Botts L.L.P., Houston, Texas.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Estimates of our proved reserves and related future net revenues included in our Annual Report on Form 10-K for the year ended December 31, 2020 were subject to an audit performed by Miller and Lents, Ltd., an independent petroleum engineer. Miller and Lents, Ltd. prepared independent estimates of 100 percent of the proved reserves that we reported and found that such estimates were within 10 percent of our reported proved reserves. Estimates of proved reserves and related future net revenues prepared by us have been so incorporated in this prospectus in reliance on the authority of such firm as experts in such matters.
The consolidated financial statements of Cimarex Energy Co. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for leases in 2019 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.
DeGolyer and MacNaughton, an independent petroleum engineering firm, reviewed Cimarex’s proved reserve estimates for properties comprising at least 80% of the total future net revenue discounted at 10%

attributable to the total interests held by Cimarex as of December 31, 2020. Estimated quantities of Cimarex’s oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus in reliance on the authority of said firm as experts in petroleum engineering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth expenses payable by Coterra in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates with the exception of the SEC registration fee.
SEC registration fee	$3,960
Printing expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Miscellaneous	10,000
Total	$53,960

Item 15.    Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 40 of Coterra’s bylaws provides for indemnification of Coterra’s directors and officers to the full extent permitted by law, as now in effect or later amended. Section 40 of Coterra’s bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by Coterra upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Coterra.
Additionally, Coterra’s certificate of incorporation contains a provision eliminating the personal liability of Coterra’s directors to Coterra or Coterra’s stockholders for monetary damages for breaches of the fiduciary duty of care as a director. As a result, Coterra’s stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to Coterra or to Coterra’s stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.
In addition to the indemnification provisions in Coterra’s certificate of incorporation and Coterra’s bylaws, Coterra has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by Coterra for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of Coterra. Coterra has also entered into indemnity agreements with individual officers. These agreements generally provide such officers with a contractual right to indemnification to the full extent provided by applicable law and Coterra’s bylaws as in effect at the respective dates of such agreements.
Coterra has placed in effect insurance which purports (1) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provision or otherwise and (2) to insure Coterra’s officers and directors and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.
Item 16.    Exhibits*
The exhibits listed below are filed or incorporated by reference as part of this registration statement.
EXHIBIT INDEX
Exhibit No.		Description
3.1*	—	Restated Certificate of Incorporation of Coterra (incorporated herein by reference to Exhibit 3.3 to Coterra’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
3.2*	—	Amended and Restated Bylaws of Coterra (incorporated herein by reference to Exhibit 3.4 to Coterra’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
3.3*	—	Certificate of Designations to 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 3.2 to Cimarex’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
3.4*	—	Amendment to Certificate of Designations to 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 3.4 to Cimarex’s Current Report on Form 8-K filed with the SEC on October 1, 2021).
4.1*	—	Form of Common Stock Certificate of Coterra (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Coterra (Registration No. 333-260035)).
5.1	—	Opinion of Baker Botts L.L.P.
23.1	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.2	—	Consent of PricewaterhouseCoopers LLP.
23.3	—	Consent of KPMG LLP.
23.4	—	Consent of Miller and Lents, Ltd.
23.5	—	Consent of DeGolyer and MacNaughton.
24.1	—	Powers of Attorney of directors and officers of Coterra (included on the signature pages of the Registration Statement).

*
Incorporated by reference to the indicated filing.

Item 17.    Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Coterra certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2021.
COTERRA ENERGY INC.
By:	/S/ THOMAS E. JORDEN Thomas E. Jorden Chief Executive Officer, President and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas E. Jorden, Scott C. Schroeder, Francis B. Barron, Todd M. Roemer and Deidre L. Shearer, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 13, 2021.
Signature	Title
/S/ THOMAS E. JORDEN Thomas E. Jorden	Chief Executive Officer, President and Director (Principal Executive Officer)
/S/ SCOTT C. SCHROEDER Scott C. Schroeder	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/S/ TODD M. ROEMER Todd M. Roemer	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/S/ DAN. O. DINGES Dan O. Dinges	Executive Chairman
/S/ DOROTHY M. ABLES Dorothy M. Ables	Director
/S/ ROBERT S. BOSWELL Robert S. Boswell	Director

Signature	Title
/S/ AMANDA M. BROCK Amanda M. Brock	Director
/S/ PAUL N. ECKLEY Paul N. Eckley	Director
/S/ HANS HELMERICH Hans Helmerich	Director
/S/ LISA A. STEWART Lisa A. Stewart	Director
/S/ FRANCES M. VELLEJO Frances M. Vallejo	Director
/S/ MARCUS A. WATTS Marcus A. Watts	Director